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                                   EXHIBIT 21

                          Subsidiaries of the Company



                                                             Percent of Voting
  Name                               State of Incorporation    Stock Owned
  ----                               ----------------------  -----------------


  Gulf Nuclear of Louisiana, Inc.(1)        Delaware               100

  Disposal Systems, Inc.                    Delaware               100

  Resource Transportation Services,         Delaware                90
  Inc.(2)

  GNIC Chemicals Corporation(3)             Delaware               100

  Disposal Systems of Corpus                Delaware               100
  Christi, Inc.

--------------------
(1) Formerly Gamma Industries, Inc. The inventory and certain fixed assets of this subsidiary were sold to Amersham Corporation on January 8, 1988.
(2) As of September 19, 1988 the remaining 10% of the outstanding capital stock of Resource Transportation Services, Inc. has been owned by Disposal Systems, Inc., a wholly-owned subsidiary of the Company.
(3)  Formerly Treatment Technologies, Inc and Chemical Resource Processing, Inc.


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